SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement [ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            THE YACKTMAN FUNDS, INC.
                (Name of Registrant as Specified in its Charter)

                          YACKTMAN ASSET MANAGEMENT CO.
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)       Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

       1)       Amount Previously Paid:

       2)       Form, Schedule or Registration Statement No.:

       3)       Filing Party:

       4)       Date Filed:

              PRELIMINARY PROXY MATERIALS DATED SEPTEMBER 18, 1998
                              SUBJECT TO COMPLETION

                  The information included in this preliminary proxy statement is as we expect it to be when we mail the definitive proxy statement to stockholders of The Yacktman Funds, Inc. We will revise this proxy statement to reflect actual facts at the time we file the definitive proxy statement.

                                NOVEMBER 24, 1998
                         SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                            THE YACKTMAN FUNDS, INC.


                               PROXY STATEMENT OF
                          YACKTMAN ASSET MANAGEMENT CO.
                              ---------------------

                 IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING

Why You Were Sent This Proxy Statement

                  We, Yacktman Asset Management Co. (the investment adviser to The Yacktman Fund and The Yacktman Focused Fund (the "Funds"), sent you this Proxy Statement and the enclosed BLUE proxy card because we are soliciting your proxy to vote at a special meeting of the stockholders of The Yacktman Funds, Inc. The special meeting, which has been called by your Funds' President, Donald Yacktman, will be held at the Goodman Room of the Allegro Hotel, 171 West Randolph Street, Chicago, Illinois, on Tuesday, November 24, 1998, at 10:00 a.m., Central Standard Time. This Proxy Statement summarizes the information you need to know to vote at the special meeting. We will begin sending this Proxy Statement and the enclosed BLUE proxy card on September __, 1998 to all stockholders entitled to vote.

What You Are Voting On

         At the special meeting we will ask you to vote to:

     o Remove all of the current directors of your Funds other than Ronald Ball and Donald Yacktman;

     o Amend your Funds' bylaws to reduce the number of directors for your Funds from six to five; and

     o    Elect three nominees as new directors of your Funds.

Who Can Vote at the Special Meeting

                  Stockholders who owned shares of the Funds at the close of business on October 25, 1998 are entitled to vote at the special meeting. On September 14, 1998, there were 550,473,300 issued and outstanding shares of The Yacktman Fund and 55,536,495 issued and outstanding shares of The Yacktman Focused Fund.

How Many Votes You Have

                  Each share of the Funds that you own entitles you to one vote. The enclosed BLUE proxy card indicates the number of shares of the Funds that you own as of September 14, 1998. Since the record date is October 25, 1998, the number of shares you own and can vote at the special meeting is subject to change.

How to Vote by Proxy

                  Whether you plan to attend the special meeting or not, we urge you to complete, sign and date the enclosed BLUE proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the special meeting and vote.

                  If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card, either Ronald Ball or Donald Yacktman) will vote your shares as you have directed. If you sign the proxy card but do not make any specific choices, your proxy will vote your shares as follows:

     o "FOR" the removal of all the current directors of your Funds other than Ronald Ball and Donald Yacktman;

     o "FOR" the amendment of your Funds' bylaws to reduce the number of directors of your Funds from six to five; and

     o "FOR" the election of all three of our nominees as new directors of your Funds.

                  If any other matter is presented at the special meeting, your proxy will vote in accordance with his best judgment. At the time this Proxy Statement was mailed, we knew of no matters which needed to be acted on at the special meeting, other than those discussed in this Proxy Statement.

Who You Can Call If You Have Questions

                  If you have any questions concerning this Proxy Statement or need assistance in voting your shares, please call:

                             D. F. KING & CO., INC.
                                777 Water Street
                            New York, New York 10005
                Banks and Brokers Call: (212) 269-5550 (collect)
                    All Others Call Toll-Free: (800) 769-5414

How You Can Obtain an Annual Report

                  If you would like a copy of your Funds' Annual Report for 1997, you may obtain this report by calling your Funds' transfer agent, Firstar Trust Company, at 1-800-457-6033.

How You Can Revoke a Proxy

                  If you have signed a proxy card and attend the special meeting, attendance in itself will not revoke a proxy. If you have signed a proxy card, then you may revoke your proxy at any time before it is exercised by sending notice of your revocation to us or to your Funds in writing or at the special meeting. If you have already submitted a proxy card, you may change your vote by signing, dating and returning another proxy card. PLEASE NOTE THAT ONLY YOUR LATEST DATED PROXY WILL COUNT.

                    SPECIAL MEETING PROPOSALS; REQUIRED VOTE

                  At the special meeting, we will ask you to vote on the proposals set forth below. As discussed in more detail below, we believe that certain of the current members of the Board of Directors, namely Jon Carlson, Thomas Hanson, Stanislaw Maliszewski and Stephen Upton (the "Carlson/Maliszewski Directors") have not been acting in your best interests as stockholders of the Funds. The following proposals, if approved, will remove the Carlson/Maliszewski Directors from your Funds' Board of Directors and replace them with new directors.

1.       PROPOSAL TO REMOVE DIRECTORS

                  We are asking you to vote to remove the Carlson/Maliszewski Directors from the Board of Directors because we believe it's in the best interests of your Funds to do so. Our differences with the Carlson/Maliszewski Directors on how your Funds' portfolios should be managed are so great that, in our opinion, they cannot be resolved. We believe we can do a better job of managing your Funds than they can. Unfortunately, the Carlson/Maliszewski Directors constitute a majority of your Funds' Board of Directors. We have asked the Carlson/Maliszewski Directors to resign, but they have refused. Only by removing them as directors can you assure yourselves that your Funds will be able to continue to receive the investment advice you expected to receive when you invested in the Funds.

How We Disagree On Portfolio Management

                  Our investment style is simple but disciplined. We buy growth companies at what we believe to be low prices. We buy companies of any size market capitalization although, if all else is equal, we prefer larger companies to smaller companies. We are disciplined investors. If we cannot find companies that meet our investment requirements, we increase our cash position. Those of you who would like to read a more detailed discussion of our investment style should read an article by Susan Dziubinski in the May 1998 edition of Morningstar Fund Investor entitled "Is Something Wrong with Don Yacktman?" In that article Ms. Dziubinski states

          "Yacktman hasn't changed an iota since leaving Selected American in 1992 to start his own firm. The same investment philosophy that gave him a lock on the fund manager hall of fame also leads to occasional performance lulls - and it makes his fund jump around the style box, too. Yet Yacktman's clear-cut strategy and stick to-itiveness are rare finds in the fund industry, and good times outnumber bad. There's good reason to stand by him."

                  The Carlson/Maliszewski Directors have continuously pressured us to abandon our investment style and become large capitalization value managers. They want us to change our investment style so that your Funds are always in the "large cap value" category of the Morningstar, Inc. style box, irrespective of the investment potential of that style. We have refused, and will continue to refuse, to do so. We believe our investment approach has the potential to yield returns superior to those of traditional large cap value managers. We also believe that as investors in the Funds you want us to stick to our investment style. We will continue to do what we do best.

Why We Are Better Portfolio Managers Than The Carlson/Maliszewski Directors

                  Our portfolio manager, Donald Yacktman, has managed your Funds since their inception. His track record as a mutual fund manager speaks for itself. In 1991, Morningstar named Mr. Yacktman its "Portfolio Manager of the Year." Mr. Yacktman received a similar award from the Mutual Fund Letter in 1994. Your Funds' returns are set forth below:


                                                 The Yacktman  Standard & Poor's
                                 The Yacktman    Focused Fund   Composite Index
                                 Fund Average   Average Annual    of 500 Stocks
Time Period                     Annual Returns     Returns        Annual Returns

One Year (7/1/97 - 6/30/98)            8.6%           14.3%                30.2%

Three Years (7/1/95 - 6/30/98)        20.4%             N/A                30.2%

Five Years (7/1/93 - 6/30/98)         18.0%             N/A                23.1%

Since Inception (7/6/92)              13.6%             N/A                21.2%

Since Inception (5/1/97)                N/A          20.9%                 36.9%


                  Prior to becoming the portfolio manager of your Funds, Mr. Yacktman was the portfolio manager for the Selected American Shares mutual fund from January 1, 1983 through March 6, 1992. Beginning on July 1, 1983, Mr. Yacktman used substantially the same investment policies and strategies in managing this fund as he has in managing The Yacktman Fund. (From January 1, 1983 through June 30, 1983 the Selected American Shares mutual fund was a balanced fund.) (The average annual return of the Selected American Mutual Fund from January 1, 1983 through December 31, 1991 and that of Standard & Poor's Corporation Index of 500 Stocks ("S&P 500") for the same periods were:

        Selected American Shares                                  S&P 500

                 17.8%                                             15.5%

                  We recognize that there has been a period of underperformance since the third quarter of 1997. However there have also been periods of very good performance. For example, from September 30, 1993 to September 30, 1994 the average annual returns of The Yacktman Fund and the S&P 500 were:

            The Yacktman Fund                                      S&P 500

                   17%                                               3.7%


Also for the three years ended April 30, 1997, Micropal, Inc. determined that on a risk-adjusted basis The Yacktman Fund was the best-performing U.S. equity growth fund having more than $50 million in assets. Source: Investment News June 16, 1997. Please remember past performance is not necessarily an indication of future performance. Your Funds may perform better or worse in the future.

                  We believe our record demonstrates that we are good, but not perfect, portfolio managers. In contrast the Carlson/Maliszewski Directors have no experience in managing mutual fund portfolios. Jon Carlson, who is currently unemployed, was, for the last 9 years that he worked, a marketer of mutual funds. Stanislaw Maliszewski, who also has no regular full time employment, provides marketing services. The other Carlson/Maliszewski Directors are Stephen Upton and Thomas Hanson. Mr. Upton is a retired business executive. Mr. Hanson, the only one of the Carlson/Maliszewski Directors that is employed on a full-time basis, is a business executive.

                  Of course, directors of mutual funds are not expected to be good portfolio managers. They are expected to oversee the mutual fund's investment performance, but not play an active role in managing investments. We believe the Carlson/Maliszewski Directors have crossed the line that divides oversight from micro-management because they have continuously pressured us to change our investment style. The cumulative effect of their interference is to make it more difficult for us to manage your Funds. You should consider their lack of competence in managing investments in deciding whether to remove the Carlson/Maliszewski Directors from the Board of Directors.

Other Factors Influencing The Carlson/Maliszewski Directors

          Jon Carlson had been employed by us until we fired him earlier this year. Last year we refused to hire Stanislaw Maliszewski as an investment adviser solicitor. We believe both Mr. Carlson and Mr. Maliszewski resented the actions we took. As you can imagine, our estrangement with Mr. Carlson and Mr. Maliszewski has placed an added strain on communications with the Carlson/Maliszewski Directors.

          Mr. Carlson and Mr. Maliszewski are friends with Mr. Hanson. Mr. Upton is the uncle of Mr. Carlson's wife. Since we fired Jon Carlson, the Carlson/Maliszewski Directors have consistently voted as a bloc in opposition to your Funds' management directors, Mr.

Ronald Ball and Mr. Donald Yacktman, and, in our judgment, in opposition to the best interests of your Funds.

How The Carlson/Maliszewski Directors Are Harming Your Funds

                  To date we have resisted the efforts of the Carlson/Maliszewski Directors to change our investment style. We will not be able to continue to stop them from taking actions that we believe harm the Funds because they control the Board of Directors. Please consider the following actions taken by the Carlson/Maliszewski Directors:

          o At the August 14, 1998 meeting of your Funds' Board of Directors, the Carlson/Maliszewski Directors, over the objection of your Funds' management directors, adopted an amendment to your Funds' bylaws. This amendment gives the Carlson/Maliszewski Directors the authority to use your Funds' assets to hire outside consultants without consulting with the management directors and without any limitations being placed on the amounts they can spend. Your Funds' management directors attempted to reach a compromise with the Carlson/Maliszewski Directors on this issue, but the Carlson/Maliszewski Directors would not accept any limitations on their access to your Funds' assets to pay outside consultants. Now, money that could be used to increase your Funds' investments can be used by the Carlson/Maliszewski Directors.

          o Collectively the Carlson/Maliszewski Directors have recently significantly reduced their investments in your Funds. Mr. Carlson and Mr. Maliszewski now own only a nominal amount of shares of your Funds. In our opinion, these reductions are evidence that the interests of the Carlson/Maliszewski Directors and your interests as stockholders of the Funds have diverged. As you can see on Schedule II to the proxy statement, your Funds' management directors, Mr. Yacktman and Mr. Ball, have both made substantial investments in your Funds and Mr. Yacktman has recently increased his investment in your Funds.

          o The Carlson/Maliszewski Directors have been critical of our younger employees. Their criticism and interference in portfolio management is creating an environment where it will be unnecessarily difficult for us to attract and retain the qualified personnel necessary for the success of your Funds in the future.

What Happens If Our Proposal Is Not Passed

                  If you do not vote to remove the Carlson/Maliszewski Directors from the Board of Directors, we believe your Funds' investment advisory agreements with us will be terminated, either by them or by us as our disagreements with them have become intolerable. As you can imagine, our relationship with the Carlson/Maliszewski Directors is likely to deteriorate further following our proxy solicitation. Therefore, we believe that if the Carlson/Maliszewski

Directors are not removed as directors, you should assume that we will not be your Funds' investment adviser for very long after the special meeting.

Required Votes And Other Matters

                  Please join us in voting to remove the Carlson/Maliszewski Directors as directors of your Funds by voting for the adoption of the following resolution:

         RESOLVED, that, other than Ronald W. Ball and Donald A. Yacktman, all of the directors of the Company, including, without limitation, Jon D. Carlson, Thomas R. Hanson, Stanislaw Maliszewski and Stephen E. Upton, and any other person who is a director at the time this resolution takes effect, be, and all of them hereby are, removed from such office immediately.

                  We anticipate that some of you may have the following specific questions concerning this resolution:

         Q.       How long do the Funds' directors serve as directors?

         A. Under your Funds' bylaws each director serves indefinitely since your Funds, like most mutual funds, do not have annual meeting of shareholders.

         Q. Why does the resolution refer to "any other person who is a director at the time this resolution takes effect?"

         A. It is possible, but unlikely, that a member of the Carlson/Maliszewski Directors may resign prior to the special meeting and be replaced by another person chosen by the Carlson/Maliszewski Directors. It is also possible that the Carlson/Maliszewski Directors might vote to expand the Board of Directors by adding another person of their choosing. We included the quoted text in the resolution because we did not want the Carlson/Maliszewski Directors to be able to frustrate your efforts to remove them by taking any of these actions.

         Q.       How many votes are required to pass the resolution?

         A. In order to pass the resolution a majority of the outstanding shares of the Funds on the record date must vote "FOR" the proposal to remove the Carlson/Maliszewski Directors as directors of the Funds. If you do not vote for any reason, or if you "ABSTAIN" from voting, it will have the same effect as if you voted "AGAINST" the proposal.

2.       PROPOSAL TO AMEND BYLAWS

                  We are asking you to vote to amend your Funds' bylaws to reduce the number of directors from six to five. If you amend your Funds' bylaws as we propose, there will be three vacancies in the Board of Directors following the removal of the Carlson/Maliszewski Directors. We have proposed three nominees to fill these vacancies. We discuss their qualifications later in this proxy statement. If the stockholders do not vote to remove the Carlson/Maliszewski Directors, we will not ask you to vote to amend your Funds' bylaws or to fill vacancies.

                  Each member of the Carlson/Maliszewski Directors is a director who is not an "interested person" of your Funds. Mr. Ball and Mr. Yacktman are "interested persons" of your Funds. Mr. Carlson was an "interested person" of your Funds until August 13, 1998 when he resigned as an officer. Our three nominees are persons who are not "interested persons" of your Funds. The Securities and Exchange Commission has recommended that a majority of a mutual fund's directors not be "interested persons" of the mutual fund. Our proposals to amend the bylaws and elect our three nominees is consistent with the Securities and Exchange Commission's recommendation.

                  Please join us in voting to amend your Funds' bylaws by voting for the adoption of the following resolution:

         RESOLVED, that Article II, Section 1 of the bylaws be amended to read as follows:

                  Number. The number of directors of the corporation shall be five (5). By vote of a majority of the entire board of directors, the number of directors fixed by the charter or these bylaws may be increased or decreased from time to time to not more than fifteen nor less than three, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the board.

                  We anticipate that some of you may have the following specific questions concerning this resolution:

         Q.       How does the proposed amendment change Article II, Section 1?

         A. The last word of the first sentence formerly was six (6). No other change was made.

         Q.       How many votes are required to pass the resolution?

         A. In order to pass the resolution, a majority of the outstanding shares on the record date must vote "FOR" the proposal to amend your Funds' bylaws. If you do not vote for any reason, or if you "ABSTAIN" from voting, it will have the same effect as if you voted "AGAINST" the proposal.

3.       PROPOSAL TO ELECT NOMINEES

                  We are asking you to vote to elect the three persons we have nominated to serve as new directors of your Funds. If you elect them, they will hold office until their successors have been elected.

                  We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by us. In addition, we reserve the right to nominate additional nominees to fill any vacant director positions if the proposal to amend the bylaws to reduce the number of directors from six to five is not approved. Such nominees may or may not be an "interested person" of your Funds.

                  The table set forth below identifies the three nominees for election as new directors of your Funds and provides information concerning each of these nominees and the directors of your Funds who will continue in office.

                                                Business Experience
            Name         Age                   During Past Five Years

Ronald W. Ball*          57     Vice President of The Yacktman Funds, Inc. since
(Continuing Director)           February 1997 and Secretary of The Yacktman
                                Funds, Inc. since August 1998; Director of The
                                Yacktman Funds, Inc. since February 1998;
                                Senior Vice President of Yacktman Asset
                                Management Co.

Bruce B. Bingham         49     Partner in Hamilton Partners (real estate
(Nominee)                       development firm).


Albert J. Malwitz        61     Owner and Chief Executive Officer of Arlington
(Nominee)                       Fastener Co. (manufacturer and distributor of
                                industrial fasteners).


George J. Stevenson III  59     President of Stevenson & Company (registered
(Nominee)                       business broker); President of Healthmate
                                Products Co. (fruit juice concentrate
                                manufacturing company).

Donald A. Yacktman*      56     President, Treasurer and Director of the
(Continuing Director)           Yacktman Funds, Inc. since April 1992; President
                                of Yacktman Asset Management Co.

------------------------------
*Interested person as defined in the Investment Company Act of 1940.

                  Other  than  Donald  Yacktman,  who  is a  director  of  1-800
Contacts, Inc., none of the nominees or the continuing directors serve as directors of public companies.

Committees, Meetings and Attendance

                  The Board of Directors of your Funds had no audit, nominating, compensation or other similar committees during 1997. The Board of Directors held four meetings during 1997. Donald Yacktman, the only nominee or continuing director who was a director of your Funds in 1997, attended all of the meetings of the Board of Directors. The Board of Directors has held five meetings in 1998. Each of Donald Yacktman and Ronald Ball attended all five meetings.

How Directors Are Compensated

                  Your Funds only compensate directors who are not "interested persons" of your Funds. Your Funds' standard method of compensating directors is to pay each disinterested director an annual fee of $8,000 for services rendered, including attending meetings of the Board of Directors. Your Funds also may reimburse their directors for travel expenses incurred in order to attend meetings for the Board of Directors. The table below sets forth the compensation paid by your Funds to each of the nominees and the continuing directors during 1997:

                                                                                                               Total
                                   Aggregate          Pension or Retirement       Estimated Annual         Compensation
                                 Compensation          Benefits Accrued as          Benefits Upon          from Company
      Name of Person             from Company         Part of Fund Expenses          Retirement          Paid to Director

Ronald W. Ball                        $0                       $0                        $0                     $0

Bruce B. Bingham                      $0                       $0                        $0                     $0

Albert J. Malwitz                     $0                       $0                        $0                     $0

George J. Stevenson III               $0                       $0                        $0                     $0

Donald A. Yacktman                    $0                       $0                        $0                     $0


We anticipate that, if you elect the nominees as new directors of your Funds, then your Funds will compensate the nominees in accordance with the Funds' standard method of compensating directors during 1999 and at the rate of $2,000 per meeting during 1998. In accordance with this method of compensating directors, the continuing directors will not be compensated for their services during 1998 because they are "interested persons."

Effect of Special Meeting Proposals

                  The Yacktman Fund has in place a Rule 12b-1 plan. The Rule 12b-1 plan permits The Yacktman Fund to pay expenses associated with distributing shares of The Yacktman Fund. Rule 12b-1 under the Investment Company Act of 1940 provides that payments made pursuant to a Rule 12b-1 plan may be made only if the selection and nomination of those directors who are not "interested persons" of the investment company are determined by the directors who are not "interested persons" of your Funds. Accordingly, The Yacktman Fund will terminate its Rule 12b-1 plan if you vote to remove the Carlson/Maliszewski Directors as directors.

Required Votes And Other Matters

                  Please join us in voting to elect the three nominees as new directors of your Funds by voting for the adoption of the following resolution:

          RESOLVED, that the Stockholders of The Yacktman Funds, Inc. hereby elect Bruce B. Bingham, Albert J. Malwitz and George J. Stevenson as
          directors, effective immediately, to hold office until their respective successors are elected and qualified.

                  We anticipate that some of you may have the following specific questions concerning this resolution:

         Q. How many votes are required to elect the three nominees as new directors?

         A. The three nominees for director who receive the most votes will be elected as directors of your Funds. If you do not vote for any reason, or if you vote to "WITHHOLD AUTHORITY TO VOTE" for a particular nominee, your vote will not count "FOR" or "AGAINST" the nominee.

                                                 OTHER INFORMATION

How Proxies Will Be Solicited

                  We may solicit proxies for the special meeting by mail, advertisement, telephone, telecopier or in person. Certain of our officers and employees may make solicitations. None of these persons will receive additional compensation for participating in the solicitation. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of our solicitation materials to the beneficial owners of the shares of the Funds they hold. We will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

Important Instructions For "Street Name" Stockholders

                  If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only that entity can vote your shares and only upon its receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct that person to execute and return the BLUE proxy card on your behalf. You should also sign, date and mail your proxy when you receive it from your broker or banker. Please do this for each account you maintain to ensure that all of your shares are voted.

Information about the Proxy Solicitor

          We have retained D. F. King & Co., Inc. to solicit proxies to be used at the special meeting. We, not your Funds, will pay D. F. King & Co., Inc. a fee of $________ and we, not your Funds, will reimburse it for its reasonable expenses. We, not your Funds, have also agreed to indemnify D. F. King & Co., Inc. against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. We anticipate that D. F. King will employ approximately 70 employees to solicit proxies in connection with the special meeting.

Costs of Soliciting Proxies

                  Our costs for soliciting proxies include expenditures for printing, postage, legal and related expenses and are expected to be approximately $_________. Our total costs incurred to date for this solicitation are $________. We will pay the costs of soliciting proxies and we do not intend to seek reimbursement from your Funds for such costs.

Information About Stockholder Proposals

                  Under  the  proxy  rules  of  the   Securities   and  Exchange
Commission, you may submit a proposal to be included in your Funds' proxy materials for a particular meeting of stockholders if the proposal meets tests contained in those rules. One of the conditions you must comply with relates to the timely receipt by your Funds of any such proposal. Since your Funds do not have regular annual meetings of stockholders, under these rules, proposals you submit for inclusion in the proxy materials for a particular meeting must be received by your Funds a reasonable time before the solicitation of proxies for the meeting is made. The fact that you submit a stockholder proposal in a timely manner does not insure its inclusion in your Funds' proxy materials since there are other requirements in the proxy rules relating to such inclusion.

Information About The Yacktman Funds, Inc. And Its Stockholders

                  The principal executive offices of The Yacktman Funds, Inc. are located at 303 West Madison Street, Chicago, Illinois 60606. We are not aware of any person who beneficially owns 5% or more of the outstanding shares of either Fund.

Information About Yacktman Asset Management Co.

                  Yacktman Asset Management Co., whose principal executive offices are located at 303 West Madison Street, Chicago, Illinois 60606, is the investment adviser to your Funds. Donald Yacktman, our president and sole stockholder, organized Yacktman Asset Management Co. in April 1992.

                  Pursuant to investment advisory agreements entered into between your Funds and us, we furnish continuous investment advisory services to each of the Funds. For services provided by us under the applicable advisory agreement during 1997, The Yacktman Fund paid us $6,360,037. For services provided by us under the applicable advisory agreement during 1997, The Yacktman Focused Fund paid the Adviser $218,380. We reimbursed The Yacktman Focused Fund $101,060 for operating expenses in excess of 1.25% of such Fund's daily net assets during 1997.

                  We and Donald Yacktman, as our sole stockholder, have a financial interest in the outcome of the proposals to be voted on at the special meeting. Because each advisory agreement may be terminated at any time without the payment of any penalty by the Board, there can be no assurance the Board of Directors will not terminate the advisory agreements if the proposals to be voted on are not approved. Other than the directorships contemplated by our proposals for the three nominees, none of the participants in this solicitation of proxies has any arrangement or understanding with an person with respect to any future employment by your Funds or with respect to any future transactions to which your Funds will or may be a party.

                  Certain information about the officers and employees of the Adviser who may participate in the solicitation of proxies is set forth in
Schedule I to this Proxy Statement. Schedule II to this Proxy Statement sets forth certain information relating to shares of the Funds owned by such persons.

Information About Your Funds' Administrator and Underwriter

                  Your Funds' administrator is Sunstone Financial Group, Inc., 207 East Buffalo Street, Suite 400, Milwaukee, Wisconsin 53202-5712. Your Funds have no principal underwriter.

                  It is important that you return your proxy promptly. Please sign and date your BLUE proxy card promptly and return it in the enclosed envelope to avoid unnecessary expense and delay. No postage is necessary.


September __, 1998                          YACKTMAN ASSET MANAGEMENT CO.




                                                              Donald A. Yacktman
                                                              President

                                                    SCHEDULE I

Participants in the Solicitation

                  The   following   table   identifies   and  provides   certain
information about each of the participants in the solicitation of proxies pursuant to this Proxy Statement.


        Name and Business Address        Principal Occupation or Employment

Ronald W. Ball                        Vice President of The Yacktman Funds, Inc.
303 West Madison Street, Suite 1925   since February 1997 and Secretary of The
Chicago, IL 60606                     Yacktman Funds, Inc. since August 1998;
                                      Senior Vice President of Yacktman Asset
                                      Management Co.

Bruce B. Bingham                      Partner in Hamilton Partners (real estate
230 Park Blvd.                        development firm).
Itasca, IL 60143

Albert J. Malwitz                     Owner and Chief Executive Officer of
1032 West Northwest Way               Arlington Fastener Co. (manufacturer and
Barrington, IL 60010                  distributor of industrial fasteners).

George J. Stevenson, III              President of Stevenson & Company
1007 Church Street, Suite 310         (registered business broker); President of
Evanston, IL 60201                    Healthmate Products Co. (fruit juice
                                      concentrate manufacturing company).

Donald A. Yacktman                    President and Treasurer of the Yacktman
303 West Madison Street, Suite 1925   Funds, Inc. since April 1992; President of
Chicago, IL 60606                     Yacktman Asset Management Co.






                                                  Schedule I - 1

                                                    SCHEDULE II

Beneficial Ownership of Shares by Participants in the Solicitation

                  The following table shows, as of August 1, 1998, the shares of The Yacktman Fund and The Yacktman Focused Fund beneficially owned by the participants in the solicitation of proxies pursuant to this Proxy Statement. Unless otherwise indicated, each participant has sole voting and investment power over the shares beneficially owned.


                                  Amount and Nature of Beneficial Ownership

Name of Beneficial Owner        The Yacktman Fund      The Yacktman Focused Fund

Ronald W. Ball                      7,061.00                   10,835.00

Bruce B. Bingham                   6,141.47(1)                   0.00

Albert J. Malwitz                 69,025.69(2)                  505.19

George J. Stevenson III            1,136.00(3)                1,401.00(3)

Donald A. Yacktman                121,990.31(4)              199,348.42(4)

Yacktman Asset Management Co.       15,539.53                    0.00


------------------

(1) Includes 6,141.47 shares of The Yacktman Fund owned by Bruce Bingham's spouse.

(2) Includes 1,336.65 shares of The Yacktman Fund held by Albert Malwitz as custodian for his child.

(3) Includes 1,136.00 shares of The Yacktman Fund and 1,401.00 shares of The Yacktman Focused Fund held by the Stevenson & Company Profit Sharing Trust, of which George Stevenson is a trustee and participant.

(4) Includes 2,588.79 shares of The Yacktman Fund and 103,181.46 shares of The Yacktman Focused Fund owned by Donald Yacktman's spouse and 10,489.08 shares of The Yacktman Fund held by Donald Yacktman's spouse as custodian for their children. Includes 94,161.96 shares of The Yacktman Focused Fund purchased on August 27, 1998.

Transactions in Shares by Participants in the Solicitation

         The following  table sets forth all shares of The Yacktman Fund and The
Yacktman   Focused  Fund  purchased  or  sold  within  the  past  two  years  by participants in the solicitation of proxies pursuant to this Proxy Statement.

                                SCHEDULE II - 1

                                                                                       Number of
      Participant                  Fund                          Date               Shares Purchased

Ronald W. Ball         The Yacktman Fund                             4/1/97                  1,307.19

                                                                     7/1/97                   150.40

                       The Yacktman Focused Fund                     7/1/97                   205.67

                                                                     3/31/98                 1,726.62

                                                                     6/30/98                  198.35

Albert J. Malwitz      The Yacktman Fund                             1/20/97                  14.74

                                                                     1/28/97                  14.76

                                                                     2/3/97                   14.43

                                                                     3/3/97                   28.39

                                                                     3/13/97                  14.10

                                                                     3/21/97                  14.33

                                                                     4/9/97                   14.51

                                                                     4/28/97                   93.8

                                                                     4/29/97                  14.52

                                                                     5/2/97                   14.26

                                                                     5/28/97                  13.70

                                                                     6/5/97                   13.62

                                                                     6/23/97                  13.34

                                                                     7/7/97                   13.28

                                                                     7/16/97                  13.13

                                                                     7/30/97                  12.90

                                                                     8/29/97                  13.03

                                                                     9/2/97                   12.84

                                                                     9/4/97                   12.86

                                                                     9/8/97                   12.82

                                                                     9/26/97                  12.58

                                                                     10/6/97                  12.36

                                                                    11/25/97                  25.89


                                Schedule II - 2


                                                                     12/5/97                  12.878

                                                                    12/26/97                  13.30

                                                                     1/8/98                   14.46

                                                                     1/26/98                  15.67

                                                                     2/4/98                   14.34

                                                                     2/17/98                  13.91

                                                                     2/27/98                  13.37

                                                                     3/16/98                  13.00

                                                                     3/30/98                  13.17

                                                                     4/6/98                   13.35

                                                                     5/14/98                  13.39

                                                                     5/26/98                  13.60

                                                                     6/8/98                   13.57

                                                                     6/24/98                  13.82

                                                                     7/13/98                  27.42

                                                                     7/20/98                  13.68

                                                                     8/3/98                   14.39

                       The Yacktman Focused Fund                     10/9/97                  210.62

                                                                     1/24/97                  17.07

                                                                    12/10/97                  17.45

                                                                     1/8/98                   18.20

                                                                     1/26/98                  18.67

                                                                     2/5/98                   17.72

                                                                     2/20/98                  17.21

                                                                     3/2/98                   16.41

                                                                     3/16/98                  15.94

                                                                     3/30/98                  15.96

                                                                     4/13/98                  16.09


                                 Schedule II - 3





                                                                     5/13/98                  15.86

                                                                     5/26/98                  16.25

                                                                     6/29/98                  33.17

                                                                     7/13/98                  16.56

                                                                     7/20/98                  16.47

                                                                     8/3/98                   17.09

                                                                     8/19/98                  17.73

Donald A. Yacktman     The Yacktman Fund                             4/1/97                  1,633.99

                       The Yacktman Focused Fund                     4/30/97                100,000.00

                                                                     3/31/98                 1,798.56

                                                                     6/30/98                  123.97

                                                                     8/27/98                94,161.96



                                 Schedule II - 4

                              [Face of Proxy Card]

                                     PROXY

                            The Yacktman Funds, Inc.
                         Special Meeting of Stockholders
                         To be held on November 24, 1998

         The undersigned appoints Ronald W. Ball and Donald A. Yacktman, and each of them, each with full power to act without the other, and each with full power of substitution, proxies for the undersigned, to represent and vote, as designated below, all shares of The Yacktman Fund and The Yacktman Focused Fund (the "Funds") which the undersigned is entitled to vote at the Special Meeting of Stockholders of The Yacktman Funds, Inc. to be held at Goodman Room of the Allegro Hotel, 171 West Randolph Street, Chicago, Illinois, on Tuesday, November 24, 1998, at 10:00 a.m., Central Standard Time, and at any adjournments thereof.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

         This proxy is solicited on behalf of Yacktman Asset Management Co.

--------------------------------------------------------------------------------

   PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                             [Reverse of Proxy Card]

           Yacktman Asset Management Co. recommends that you vote FOR items 1, 2 and 3 below.

1. To remove all of the current directors of your Funds other than Ronald Ball and Donald Yacktman.

                    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

2. To amend your Funds' bylaws to reduce the number of directors of your Funds from six to five.

                    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3.        To elect three nominees as new directors of your Funds.

          [ ]   FOR all nominees listed below     [ ] WITHHOLD authority to vote
                (except as marked to the              for all nominees listed
                contrary below)                       below


        Bruce B. Bingham, Albert J. Malwitz and George J. Stevenson, III

          (INSTRUCTION:  To  withhold  authority  to  vote  for  any  individual
          nominee,   write   that   nominee's   name   in  the   space   below.)

                  --------------------------------------------

4. To transact such other business as may properly come before the special meeting or any adjournment thereof.

                                        Please  sign  your  name  exactly  as it
                                        appears on this card. If you are a joint
                                        owner,  each  owner  should  sign.  When
                                        signing  as   executor,   administrator,
                                        attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.


                                        Shareholder sign here              Date


                                        Co-owner sign here                 Date

If you need assistance in voting your shares, please call D. F. King & Co., Inc., which is assisting Yacktman Asset Management Co. in its solicitation of your proxy for the special meeting, at (800) 769-5414.